                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  July 7, 1997





                          Evergreen Media Corporation
                          (Exact Name of Registrant as
                             Specified in Charter)





             Delaware                                    75-2247099
          ---------------                             ----------------
          (State or Other                              (IRS Employer
          Jurisdiction of                             Identification No.)
          Incorporation)



                        433 East Las Colinas Boulevard
                                   Suite 1130
                              Irving, Texas 75039
                        -------------------------------
                             (Address of Principal
                               Executive Offices)


                                 (972) 869-9020
                        -------------------------------
                            (Registrant's telephone
                          number, including area code)



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ITEM 5. Other Events

     Evergreen Media Corporation ("Evergreen" and, together with its subsidiaries, the "Company") deems the following information to be of importance to its security holders.

     Katz Acquisition

     On July 14, 1997, the Company, Chancellor Broadcasting Company ("Chancellor"), Katz Media Group, Inc. ("Katz") and Morris Acquisition Corporation ("Morris") entered into an agreement (the "Katz Acquisition Agreement") pursuant to which Morris, a jointly owned affiliate of the Company and Chancellor, would acquire Katz, a full-service media representation firm, in a tender offer transaction valued at approximately $373 million (the "Katz Acquisition"). Under the terms of the Katz Acquisition Agreement, shareholders of Katz would be offered in a tender offer $11.00 in cash per share for each share of common stock held. Shares not purchased in the tender offer would be converted in a second-step merger into the right to receive $11.00 in cash per share, subject to applicable statutory dissenters' rights. Assuming completion of the Katz Acquisition, debt of Katz of approximately $218 million will also be assumed in the transaction. On July 14, 1997, in connection with the execution of the Katz Acquisition Agreement, shareholders representing approximately 51.6% of Katz's outstanding common stock agreed to tender their shares in the offer and vote in favor of the transaction. The tender offer was commenced on July 18, 1997 and is presently scheduled to expire at midnight on August 14, 1997.

     Based on information provided by Katz, Katz operates a full service media representation firm in the United States, serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems. Katz is exclusively retained by over 2,000 radio stations, 340 television stations and 1,500 cable systems to sell national spot advertising air time throughout the United States. National spot advertising air time is commercial air time sold by a radio or television station or cable system to advertisers located outside its local market. Katz serves broadcast and cable clients located in over 200 dominant market areas ("DMAs"), and represents at least one radio or one television station in each of the 50 largest DMAs and in over 97% of all DMAs. Katz' clients have a combined national spot advertising market share, measured as a percentage of gross billings of media representation firms for 1996, of approximately 53% of the United States spot radio market (based upon a market size estimated at approximately $1.5 billion for the same period), approximately 24% of the United States spot television market (based upon a market size estimated at approximately $7.0 billion for the same period) and approximately 59% of the United States cable market (based upon a market size estimated at approximately $200 million for the same period).

     As of the date hereof, Morris is a wholly-owned subsidiary of Evergreen. Pursuant to a Joint Bidding Agreement, dated as of July 14, 1997 (the "Joint Bid Agreement"), Chancellor and Evergreen agreed, immediately prior to acceptance of the shares of Katz common stock for payment in the tender offer, to contribute as capital to Morris 20% and 80%, respectively, of the funds required to be paid by Morris pursuant to the tender offer and the merger (exclusive of the payment of transaction fees and expenses), plus their pro rata share of an additional $20.0 million for potential use as working capital by Katz and for fees and expenses of Katz related to the tender offer. In exchange for Chancellor's contribution, Chancellor will be issued non-voting common stock of Morris representing approximately 20% of the issued and outstanding shares of Morris. As part of the Joint Bid Agreement, Evergreen also granted Chancellor and HM2/Chancellor L.P. ("HM2") certain rights to acquire from Evergreen an additional number of shares of voting common stock of Morris or its successor holding company such that, upon exercise of such rights and payment by Chancellor and HM2 of amounts prescribed in the Joint Bid Agreement, Chancellor would own voting shares representing 49.9% of the issued and outstanding shares of common stock of Morris or its successor holding company and HM2 would own 0.1% of such shares. These rights would only be exercisable should the planned merger of Evergreen and Chancellor, which has been previously disclosed to security holders (the "Chancellor Merger"), be terminated and, in such case, would only be exercisable during the 120 day period following such termination. If Chancellor and HM2 did not exercise such rights within that period, Evergreen would have the right, for an additional 120 days, to acquire the shares of Morris originally acquired by Chancellor for a price prescribed in the Joint Bid Agreement.




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     The total amount of funds required to purchase all of the shares of common stock of Katz is estimated to be approximately $155.0 million (with an additional $5.0 million estimated for related fees and expenses of Chancellor, Evergreen and Morris and an additional $20.0 million estimated for working capital and other purposes as described above). Morris expects to obtain the $180.0 million through the capital contributions from Evergreen and Chancellor described above. Evergreen plans to obtain funds for its capital contribution to Morris through borrowings under the senior credit facility, dated April 25, 1997, as amended, among Evergreen Media Corporation of Los Angeles ("EMCLA"), Evergreen's direct operating subsidiary, and the banks and other financial institutions named therein (the "EMCLA Senior Credit Facility"). It is currently anticipated that EMCLA will borrow the necessary funds under the revolving credit component of the EMCLA Senior Credit Facility and distribute such funds to Evergreen via an intermediate holding company in the form of a dividend and that Evergreen in turn will contribute such funds as a capital contribution to Morris. Chancellor plans to obtain funds for its capital contribution to Morris through borrowings under the amended and restated credit agreement (the "CRBC Credit Agreement"), among Chancellor Radio Broadcasting Company ("CRBC"), Chancellor's direct operating subsidiary, and the banks and other financial institutions named therein. It is currently anticipated that CRBC will borrow the necessary funds under the revolving loan facility of the CRBC Credit Agreement and distribute such funds to Chancellor, who will in turn contribute such funds as a capital contribution to Morris.

     In addition, the Company expects that, concurrently with the consummation of the tender offer, Katz Media Corporation ("KMC"), an indirect, wholly-owned subsidiary of Katz, may be required to refinance its senior secured credit facility (the "Katz Senior Credit Facility"), which has a maximum committed amount of $180.0 million and of which $126.0 million was outstanding as of July 14, 1997. In addition, KMC has outstanding $100.0 million in aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2007 (the "KMC Notes") which contain a "change of control" provision that will require KMC to offer to repurchase all of the KMC Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest to the date of repurchase. Evergreen, Chancellor and Katz are in active negotiations with a number of financial institutions regarding the financing that may be required to replace the KMC Senior Credit Facility and to fund any required repurchase of the KMC Notes, but as of the date of this Current Report no binding commitments to provide any such financing have been received.

     Upon consummation of the Katz Acquisition, Evergreen intends, at least in the near term, to operate Katz as a separate, stand-alone subsidiary of Evergreen and Chancellor and not as a subsidiary of EMCLA and CRBC. Evergreen and Chancellor are presently exploring whether, following the Chancellor Merger and assuming the consummation of the Katz Acquisition, Katz should be combined with EMCLA. However, at this time, no definitive decision has been made whether to pursue such a combination.

     Consummation of the Katz Acquisition is subject to the tender of a majority of the shares of common stock of Katz on a fully diluted basis, approval of the Katz shareholders and receipt of necessary regulatory approvals, including the expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Although there can be no assurances, the Company expects that the Katz Acquisition will be completed in the third quarter of 1997, prior to consummation of the Chancellor Merger.

     Dispositions Required to Consummate Chancellor Merger

     The Company has recently completed a number of dispositions of radio stations, which dispositions were necessitated to comply with multiple ownership limits in certain markets as a result of the Company's planned merger with Chancellor. The proceeds of these dispositions have been used by the Company to pay down amounts outstanding under the revolving credit portion of the EMCLA Senior Credit Facility or held for use in deferred exchanges for one or more radio station properties within a certain period of time after the applicable disposition date. These dispositions are described below.

     Consummation of Sale of WJZW-FM, Washington, D.C.

     On July 7, 1997, the Company consummated the sale of radio station WJZW-FM, Washington, D.C., which had previously been acquired by the Company as part of its acquisition of radio stations from Viacom International, Inc. on July 2, 1997, to affiliates of Capital Cities / ABC Radio ("ABC") for $68.0 million in cash.




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The sale price of $68.0 million for WJZW-FM was determined as a result of an arms-length negotiation between the Company and ABC, which are unrelated parties.

     Consummation of Sale of FCC Authorizations and Transmission Equipment Previously Used in Operation of KYLD-FM, San Francisco, California

     On July 7, 1997, the Company consummated the sale of the FCC authorizations and certain transmission equipment previously used by the Company in the operation of radio station KYLD-FM, San Francisco, California to Susquehanna Radio Corp. ("Susquehanna") for $44.0 million in cash. Simultaneously therewith, Chancellor sold the call letters "KSAN-FM" (which Chancellor previously used in San Francisco) to Susquehanna. On July 7, 1997, Evergreen and Chancellor entered a time brokerage agreement to enable Evergreen to operate KYLD-FM on the frequency previously assigned to KSAN-FM, which has an improved broadcast signal in the San Francisco market, and upon consummation of the Merger, Evergreen will continue to operate KYLD-FM on that frequency. The sale price of $44.0 million for FCC authorizations and certain transmission equipment previously used in the operation of KYLD-FM was determined as a result of an arms-length negotiation between the Company and Susquehanna, which are unrelated parties.

     Consummation of Disposition of WLUP-FM, Chicago, Illinois

     On July 14, 1997, the Company consummated the disposition of radio station WLUP-FM, Chicago, Illinois to Bonneville International Corporation and Bonneville Holding Company (collectively, "Bonneville"), and it is expected that this transaction will result in a deferred exchange for one or more radio stations within 180 days after July 14, 1997. In the event that such deferred exchange does not take place, the Company will receive gross proceeds from the disposition of WLUP-FM of $80.0 million in cash, which amount was determined as a result of an arms-length negotiation between the Company and Bonneville, which are unrelated parties. As previously disclosed, the Company sold radio station WPNT-FM, Chicago, Illinois to Bonneville on June 19, 1997 for $75.0 million in cash.

     Consummation of Sale of KDFC-FM, San Francisco, California

     On July 21, 1997, the Company consummated the sale of radio station KDFC-FM, San Francisco, California to Bonneville for $50.0 million in cash.
The sale price of $50.0 million for KDFC-FM was determined as a result of an arms-length negotiation between the Company and Bonneville, which are unrelated parties.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

(a)  2.37    Merger Agreement by and among Chancellor Broadcasting Company,
               Evergreen Media Corporation, Morris Acquisition Corporation and Katz Media Group, Inc., dated as of July 14, 1997 (see table of contents for list of omitted schedules and exhibits).

(b)  2.38    Stockholder Tender Agreement by and among Chancellor Broadcasting
               Company, Evergreen Media Corporation, Morris Acquisition Corporation and certain stockholders of Katz Media Group, Inc., dated as of July 14, 1997.

(c)  2.39    Management Tender Agreement by and among Chancellor Broadcasting
               Company, Evergreen Media Corporation, Morris Acquisition Corporation and certain stockholders of Katz Media Group, Inc., dated as of July 14, 1997.

(d)  2.40    Joint Bidding Agreement between Evergreen Media Corporation,
               Chancellor Broadcasting Company, Morris Acquisition Corporation and HM2/ Chancellor, L.P., dated as of July 14, 1997.






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(*)  4.11    First Amendment to Second Amended and Restated Loan Agreement dated
               June 26, 1997 among Evergreen Media Corporation of Los Angeles, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), Toronto Dominion Securities, Inc., as Arranging Agent, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, NationsBank of Texas, N.A. and Union Bank of California, as Co-Documentation Agents, and Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders.

---------------
*    Filed herewith.

(a) Incorporated by reference to Exhibit (c)(1) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.

(b) Incorporated by reference to Exhibit (c)(2) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.

(c) Incorporated by reference to Exhibit (c)(3) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.

(d) Incorporated by reference to Exhibit (c)(4) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Evergreen Media Corporation




                                        By:  /s/ MATTHEW E. DEVINE
                                             ----------------------------------
                                             Matthew E. Devine
                                             Chief Financial Officer




Date:  July 31, 1997



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
(a)  2.37    Merger Agreement by and among Chancellor Broadcasting Company,
               Evergreen Media Corporation, Morris Acquisition Corporation and
               Katz Media Group, Inc., dated as of July 14, 1997 (see table of contents for list of omitted schedules and exhibits).

(b)  2.38    Stockholder Tender Agreement by and among Chancellor Broadcasting
               Company, Evergreen Media Corporation, Morris Acquisition
               Corporation and certain stockholders of Katz Media Group, Inc., dated as of July 14, 1997.

(c)  2.39    Management Tender Agreement by and among Chancellor Broadcasting
               Company, Evergreen Media Corporation, Morris Acquisition
               Corporation and certain stockholders of Katz Media Group, Inc., dated as of July 14, 1997.

(d)  2.40    Joint Bidding Agreement between Evergreen Media Corporation,
               Chancellor Broadcasting Company, Morris Acquisition Corporation
               and HM2/ Chancellor, L.P., dated as of July 14, 1997.

(*)  4.11    First Amendment to Second Amended and Restated Loan Agreement dated
               June 26, 1997 among Evergreen Media Corporation of Los Angeles, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), Toronto Dominion
               Securities, Inc., as Arranging Agent, The Bank of New York and
               Bankers Trust Company, as Co-Syndication Agents, NationsBank of
               Texas, N.A. and Union Bank of California, as Co-Documentation
               Agents, and Toronto Dominion (Texas), Inc., as Administrative
               Agent for the Lenders.

--------------
*     Filed herewith

(a) Incorporated by reference to Exhibit (c)(1) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation dated July 18, 1997.

(b) Incorporated by reference to Exhibit (c)(2) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.

(c) Incorporated by reference to Exhibit (c)(3) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.

(d) Incorporated by reference to Exhibit (c)(4) of the Schedule 14D-1 filed by Chancellor Broadcasting Company, Evergreen Media Corporation and Morris Acquisition Corporation, dated July 18, 1997.